Exhibit 1.01

Patterson-UTI Energy, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2024

This Conflict Minerals Report (the “Report”) for the reporting period ended December 31, 2024 is presented by Patterson-UTI Energy, Inc. and its consolidated subsidiaries (“we”, “us” or the “Company”) to comply with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”).

I. Introduction

The Company’s Business

The Company is a Houston, Texas-based leading provider of drilling and completion services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized drill bit solutions in the United States, Middle East and many other regions around the world. Certain of the Company’s subsidiaries manufacture and sell products for which compliance with the Rule was required for the period covered by this Report, as follows:

•Current Power Solutions, Inc. (“Current Power”), manufactures and sells electronic controls to the energy, marine and mining industries in North America and other select markets.
•Warrior Rig Technologies US LLC (“Warrior”), manufactures and sells pipe handling components and related technology to drilling contractors.
•The wireline business of NexTier Completion Solutions Inc. (“NexTier”), provides wireline services, including the manufacture and sale of addressable wireline switches to third parties.
•Mobile Data Technologies Ltd. (“MDT”) manufactures and sells data control instruments used in fracturing operations to third parties.

Products Covered by This Report

This Report relates to the products that were manufactured or contracted to be manufactured for the period covered by this Report; and that contained gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG”), that may be considered necessary to the functionality or production of such products, and that we had reason to believe may have originated in the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) and may not have come from recycled or scrap sources.

For the period covered by this Report, these product(s) are:

•with respect to Current Power, electrical apparatuses, which includes panel boards, switch boards, control boxes, and other components of assembled electrical apparatuses;
•with respect to Warrior, components related to top drives, variable frequency drives and hydraulic power units;
•With respect to NexTier, addressable wireline switches; and
•with respect to MDT, data control instruments (collectively, the “Covered Products”).

As described below, although Current Power, Warrior, NexTier and MDT (the “Subsidiaries”) do not directly purchase 3TG from mines, smelters, or refiners, nor make direct purchases of any minerals in the Covered Countries, the Subsidiaries purchase certain components and products that may contain metal, some of which may contain 3TG. These components and products are incorporated into the Covered Products and, therefore, the Covered Products are subject to the reporting obligations of the Rule. This Report covers all of the Covered Products together.

II. Due Diligence Design and Process

Our conflict minerals program is designed to conform, in all material respects, to the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, Tungsten and on Gold (the “OECD Guidance”). In accordance with the OECD Guidance, we took the following measures as part of our due diligence process.

The Company has adopted a policy relating to Conflict Minerals (the “Company Policy”), which is available at https://investor.patenergy.com/Investors/governance/Corporate-Governance/. For humanitarian reasons, the Company’s goal is to achieve responsible sourcing of materials, products, and components necessary to the functionality of the products that it manufactures or contracts to manufacture. We have also asked our suppliers to cooperate with us as we comply with the Rule, and expect them to ask their suppliers to do the same.

As downstream companies, the Subsidiaries’ supply chains with respect to the Covered Products are complex. There are many third parties in the Subsidiaries’ supply chains with respect to the Covered Products between the ultimate manufacture of the Covered Products and the original sources of 3TG. The Subsidiaries do not directly purchase 3TG from mines, smelters, or refiners nor make direct purchases of any minerals in the Covered Countries, although the Subsidiaries purchase certain components and products that contain metal, some of which may contain 3TG. The majority of the Subsidiaries’ suppliers of these components and products are several steps removed from smelters and mines, purchasing their components and products from suppliers who are also removed from direct interaction with smelters, refiners and mines. The Company must rely on the Subsidiaries’ suppliers to provide information regarding the origin of 3TG that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners (“SORs”) of the 3TG are best situated to identify the sources of 3TG, and therefore, has taken steps to identify the applicable SORs of 3TG in the Subsidiaries’ supply chains, when possible.

The Company’s established due diligence process is designed to identify the source of any 3TG contained in its products. The Company’s due diligence process is an ongoing process carried out by a team of employees from the Company’s legal department and the Subsidiaries’ supply chain management and procurement departments. The team conducted an assessment to determine (1) which products are Covered Products, and (2) what suppliers supplied components used in the Covered Products. Once the Covered Products were identified, the team generated a list of relevant suppliers of such products.

The Company engaged an independent third-party consultant to engage with the relevant suppliers. All of the relevant suppliers were contacted through written communication making the suppliers aware of the Company’s policies regarding 3TG and requesting that the suppliers complete and return the Responsible Minerals Initiative (“RMI”) Conflict Mineral Reporting Template CMRT (“CMRT”).

Our third-party consultant reviewed and evaluated the responses that we received from suppliers for completeness and accuracy and engaged in follow-up communications with suppliers when information provided by the suppliers appeared to be incomplete and when suppliers failed to respond within a reasonable period of time. Where a supplier was unable to provide a CMRT, our third-party consultant requested information on its suppliers of products or components which may require 3TG for their production or functionality (“Tier 2 suppliers”). When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone to attempt to build a chain-of-custody back to the 3TG SORs.

For those supply chains with SORs that were known or thought to be sourcing from the Covered Countries, additional investigation was needed to determine the source and chain-of-custody of the 3TG. Our third-party consultant relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. Our third-party consultant is an official vendor member of the Responsible Minerals Initiative (RMI) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provided our third-party consultant access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

As indicated in the Form SD, this Report is publicly available on our website at
https://investor.patenergy.com/Investors/financials/sec-filings/default.aspx.

III. Due Diligence Results

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine whether the 3TG in the Covered Products was sourced through a supply chain that benefitted armed groups in the Covered Countries.

The due diligence process identified over 5,000 components and products requiring assessment. These components and products were supplied to the Subsidiaries by 334 suppliers. We sent the CMRT to all of these suppliers, and we received responses from 28% of these suppliers.

Of the supplier responses, we have identified 366 smelters and refineries unique to each of the 3TG as potential sources of the 3TG in our products, of which 246 have reportedly received a compliant designation from the RMI, 3 are listed as Active, and 117 are not listed or unknown. A list of the 366 smelters identified is attached to this report. Because many of the suppliers provided information with respect to their entire supply chain, rather than specifically for the components and products supplied to the Subsidiaries, we are unable to validate the accuracy of this list.

Given the nature of the Subsidiaries’ supply chains and the need to rely upon suppliers to identify sources of 3TG in Covered Products, it has not been practical for the Company to identify specific mines or locations of origin of such 3TG. Even those suppliers who can identify particular smelters associated with their products may not have information regarding the mines from which the smelters obtain the ores used to produce the minerals, or have the ability to trace specific supplies from the smelters to the Covered Products.

IV. Future Steps to Mitigate Risk

We will continue our supply chain due diligence efforts and engagement with suppliers to identify sources of conflict minerals in order to further mitigate the risk that 3TG in our products could benefit armed groups in the Covered Countries.

Attachment

Metal	Smelter Name	Smelter Country	Status
Gold	8853 S.p.A.	Italy	Compliant
Gold	ABC Refinery Pty Ltd.	Australia	Compliant
Gold	Abington Reldan Metals, LLC	United States of America	Compliant
Gold	Advanced Chemical Company	United States of America	Compliant
Gold	African Gold Refinery(1)	Uganda	Unknown/Not Listed
Gold	Agosi AG	Germany	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Compliant
Gold	Albino Mountinho Lda.	Portugal	Unknown/Not Listed
Gold	Alexy Metals	United States of America	Unknown/Not Listed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	ASAHI METALFINE, Inc.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States of America	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown/Not Listed
Gold	Attero Recycling Pvt Ltd	India	Unknown/Not Listed
Gold	AU Traders and Refiners	South Africa	Unknown/Not Listed
Gold	Augmont Enterprises Private Limited	India	Unknown/Not Listed
Gold	Aurubis AG	Germany	Compliant
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden Ronnskar	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Unknown/Not Listed
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Metaux S.A.	Switzerland	Compliant
Gold	CGR Metalloys Pvt Ltd.	India	Unknown/Not Listed
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Compliant

Gold	Coimpa Industrial LTDA	Brazil	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Compliant
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Unknown/Not Listed
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Unknown/Not Listed
Gold	Dongwu Gold Group	China	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	Republic of Korea	Compliant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Compliant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Compliant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Compliant
Gold	Elite Industech Co., Ltd.	China	Compliant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Unknown/Not Listed
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Unknown/Not Listed
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Unknown/Not Listed
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Unknown/Not Listed
Gold	Emirates Gold DMCC	United Arab Emirates	Unknown/Not Listed
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Unknown/Not Listed
Gold	Fujairah Gold FZC	United Arab Emirates	Unknown/Not Listed
Gold	GG Refinery Ltd.	Tanzania	Compliant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Unknown/Not Listed
Gold	Gold by Gold Colombia	Colombia	Compliant
Gold	Gold Coast Refinery	Ghana	Unknown/Not Listed
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Compliant
Gold	Guangdong Jinding Gold Limited	China	Unknown/Not Listed
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Germany GmbH Co. KG	Germany	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	China	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown/Not Listed
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	HwaSeong CJ CO., LTD.	Republic of Korea	Unknown/Not Listed
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa	Compliant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	Compliant
Gold	Impala Platinum - Rustenburg Smelter	South Africa	Compliant
Gold	Inca One (Chala One Plant)	Peru	Unknown/Not Listed

Gold	Inca One (Koricancha Plant)	Peru	Unknown/Not Listed
Gold	Industrial Refining Company	Belgium	Unknown/Not Listed
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	International Precious Metal Refiners	United Arab Emirates	Unknown/Not Listed
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Italpreziosi	Italy	Compliant
Gold	JALAN & Company	India	Unknown/Not Listed
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown/Not Listed
Gold	JSC Novosibirsk Refinery	Russian Federation	Unknown/Not Listed
Gold	JSC Uralelectromed(1)	Russian Federation	Unknown/Not Listed
Gold	JX Advanced Metals Corporation	Japan	Compliant
Gold	K.A. Rasmussen	Norway	Unknown/Not Listed
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown/Not Listed
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown/Not Listed
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States of America	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Compliant
Gold	Kundan Care Products Ltd.	India	Unknown/Not Listed
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown/Not Listed
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown/Not Listed
Gold	L'Orfebre S.A.	Andorra	Unknown/Not Listed
Gold	Lingbao Gold Co., Ltd.	China	Unknown/Not Listed
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	LS MnM Inc.	Republic of Korea	Compliant
Gold	LT Metal Ltd.	Republic of Korea	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	Marsam Metals	Brazil	Unknown/Not Listed
Gold	Materion	United States of America	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	MD Overseas	India	Unknown/Not Listed

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Compliant
Gold	Metallix Refining Inc.	United States of America	Unknown/Not Listed
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States of America	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MKS PAMP SA	Switzerland	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Modeltech Sdn Bhd	Malaysia	Unknown/Not Listed
Gold	Morris and Watson	New Zealand	Unknown/Not Listed
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown/Not Listed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Compliant
Gold	NH Recytech Company	Republic of Korea	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)(1)	Russian Federation	Unknown/Not Listed
Gold	Pease & Curren	United States of America	Unknown/Not Listed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown/Not Listed
Gold	Planta Recuperadora de Metales SpA	Chile	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown/Not Listed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox S.A.	Switzerland	Compliant
Gold	QG Refining, LLC	United States of America	Unknown/Not Listed
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown/Not Listed
Gold	REMONDIS PMR B.V.	Netherlands	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Compliant
Gold	Sabin Metal Corp.	United States of America	Unknown/Not Listed

Gold	Safimet S.p.A	Italy	Compliant
Gold	SAFINA A.S.	Czechia	Compliant
Gold	Sai Refinery	India	Unknown/Not Listed
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates	Compliant
Gold	Samduck Precious Metals	Republic of Korea	Unknown/Not Listed
Gold	SAMWON METALS Corp.	Republic of Korea	Unknown/Not Listed
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Compliant
Gold	Shandong Gold Smelting Co., Ltd.	China	Compliant
Gold	Shandong Humon Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown/Not Listed
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Compliant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	Unknown/Not Listed
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Unknown/Not Listed
Gold	Shirpur Gold Refinery Ltd.	India	Unknown/Not Listed
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Unknown/Not Listed
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown/Not Listed
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sovereign Metals	India	Unknown/Not Listed
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Unknown/Not Listed
Gold	Sudan Gold Refinery	Sudan	Unknown/Not Listed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	Compliant
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Unknown/Not Listed
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown/Not Listed
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Compliant
Gold	Torecom	Republic of Korea	Unknown/Not Listed
Gold	Umicore Precious Metals Thailand	Thailand	Unknown/Not Listed
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States of America	Compliant

Gold	Valcambi S.A.	Switzerland	Compliant
Gold	WEEEREFINING	France	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamakin Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown/Not Listed
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China	Compliant
Tantalum	5D Production OU	Estonia	Unknown/Not Listed
Tantalum	AMG Brasil	Brazil	Compliant
Tantalum	D Block Metals, LLC	United States of America	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States of America	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China	Unknown/Not Listed
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET de Mexico	Mexico	Compliant
Tantalum	Materion Newton Inc.	United States of America	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineracao Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	PowerX Ltd.	Rwanda	Compliant
Tantalum	QuantumClean	United States of America	Compliant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Compliant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Unknown/Not Listed
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Compliant
Tantalum	TANIOBIS GmbH	Germany	Compliant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Compliant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	Telex Metals	United States of America	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Compliant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Compliant
Tin	Alpha Assembly Solutions Inc	United States of America	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown/Not Listed
Tin	Aurubis Beerse	Belgium	Compliant
Tin	Aurubis Berango	Spain	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Compliant
Tin	CRM Synergies	Spain	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Unknown/Not Listed
Tin	Dowa	Japan	Compliant
Tin	DS Myanmar	Myanmar	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Unknown/Not Listed
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondonia S.A.	Brazil	Compliant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Unknown/Not Listed
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Unknown/Not Listed
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown/Not Listed
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown/Not Listed
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown/Not Listed
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Compliant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Compliant
Tin	Luna Smelter, Ltd.	Rwanda	Compliant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Unknown/Not Listed
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Tin	Metallic Resources, Inc.	United States of America	Compliant
Tin	Mineracao Taboca S.A.	Brazil	Compliant
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Modeltech Sdn Bhd	Malaysia	Unknown/Not Listed
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown/Not Listed
Tin	Novosibirsk Tin Combine	Russian Federation	Unknown/Not Listed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Compliant
Tin	Pongpipat Company Limited	Myanmar	Unknown/Not Listed
Tin	Precious Minerals and Smelting Limited	India	Unknown/Not Listed
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Babel Surya Alam Lestari	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Serumpun	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT Masbro Alam Stania	Indonesia	Unknown/Not Listed
Tin	PT Menara Cipta Mulia	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant

Tin	PT Mitra Sukses Globalindo	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Unknown/Not Listed
Tin	PT Premium Tin Indonesia	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Compliant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Compliant
Tin	PT Rajehan Ariq	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Timah Nusantara	Indonesia	Compliant
Tin	PT Timah Tbk Kundur	Indonesia	Compliant
Tin	PT Timah Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown/Not Listed
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	Unknown/Not Listed
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Super Ligas	Brazil	Compliant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Compliant
Tin	Tin Technology & Refining	United States of America	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown/Not Listed
Tin	VQB Mineral and Trading Group JSC	Vietnam	Unknown/Not Listed
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Compliant
Tin	Woodcross Smelting Company Limited	Uganda	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Compliant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	Unknown/Not Listed
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Unknown/Not Listed
Tungsten	Artek LLC	Russian Federation	Unknown/Not Listed
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown/Not Listed
Tungsten	Cronimet Brasil Ltda	Brazil	Compliant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea	Unknown/Not Listed
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders LLC	United States of America	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	Unknown/Not Listed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Unknown/Not Listed
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Unknown/Not Listed
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown/Not Listed
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Unknown/Not Listed
Tungsten	Kennametal Fallon	United States of America	Compliant
Tungsten	Kennametal Huntsville	United States of America	Compliant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Compliant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Compliant
Tungsten	LLC Vostok	Russian Federation	Unknown/Not Listed
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	Unknown/Not Listed
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Masan High-Tech Materials	Vietnam	Compliant
Tungsten	Moliren Ltd.	Russian Federation	Unknown/Not Listed
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	Unknown/Not Listed

Tungsten	Niagara Refining LLC	United States of America	Compliant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Unknown/Not Listed
Tungsten	OOO “Technolom” 1	Russian Federation	Unknown/Not Listed
Tungsten	OOO “Technolom” 2	Russian Federation	Unknown/Not Listed
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Compliant
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Compliant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	Compliant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Unknown/Not Listed
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Unknown/Not Listed

(1)Certain of the Subsidiaries’ suppliers reported the presence of the following entities in their supply chains: African Gold Refinery, which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”) on March 17, 2022, JSC Uralelectromed, which was sanctioned by OFAC on July 20, 2023, and OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet), which was sanctioned in the United Kingdom on November 8, 2023. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the Subsidiaries’ supply chains, we are unable to confirm whether these, or any, specific SORs are or were active in our supply chains. Our policy is to comply with all applicable sanctions laws, and we do not have any direct transactions or contractual relationships, nor are we, to the best of our knowledge, engaging in indirect transactions, with these entities.